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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                SUBSIDIARIES OF AMERICAN BUSINESS PRODUCTS, INC.

         The subsidiaries of the Company as of February 26, 1999 are set forth below:


                  NAME                                                           STATE OF INCORPORATION
                  ----                                                           ----------------------

(wholly-owned subsidiaries)
ABP Investment Company, Inc.                                                            Delaware
BookCrafters USA, Inc.                                                                  Michigan
Curtis 1000 Inc.                                                                        Georgia
Discount Labels, Inc.                                                                   Indiana
International Envelope Company                                                          Delaware
Jen-Coat, Inc.                                                                          Massachusetts
Vanier Graphics Corporation                                                             California

ABP IPC Partnership (a Texas general partnership; majority-owned by ABP
                      Investment Company, Inc.)

Curtis 1000 IPC, Inc. (wholly-owned by Curtis 1000 Inc.)                                Delaware
Discount Labels IPC, Inc. (wholly-owned by Discount Labels, Inc.)                       Delaware
International Envelope IPC, Inc. (wholly-owned by International Envelope Company)       Delaware
Jen-Coat IPC, Inc. (wholly-owned by Jen-Coat, Inc.)                                     Delaware

         The results of operations of all subsidiaries described above are included in the Consolidated Financial Statements beginning on page F-I and incorporated herein by reference.